                       MICRO BIO-MEDICS, INC. AND SUBSIDIARIES
                                      FORM 10-Q
                                  FEBRUARY 29, 1996
                                     (UNAUDITED)
                       ----------------------------------------
Exhibit 11
- -------------
            Computation of Earnings per Common and Common Equivalent Share
           ----------------------------------------------------------------

                                               Three Months Ended
                                                   February 29,
                                              --------------------
                                                 1996      1995
                                                 ----      ----

Earnings

- -----------
Net income (loss)                             $  87,916  ($ 222,678)

Modified Treasury Stock Method
- ---------------------------------
Incremental income                               44,930
                                             -----------  ----------
Adjusted income before cumulative effect
  of accounting change                        $ 132,846   ($ 222,678)
                                             -----------  -----------
                                             -----------  -----------
Shares

- ------

Weighted average number of
  common shares outstanding                     4,020,182  3,602,240

Additional shares assuming conversion of:
  Stock options and warrants utilizing the
  modified treasury stock method                1,478,842
                                                ---------- ----------
Number of common and common
  equivalent shares                             5,499,024  3,602,240
                                                ---------  ----------
                                                ---------  ----------
(Loss) Earnings per common and common
  equivalent share                                $.02      ($.06)
                                                ---------  ----------
                                                ---------  ----------


                                         -13-